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                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Options and purchase rights issued under the Panopticon, Inc. 1999 Stock Plan and assumed by the Registrant in connection with its acquisition of Panopticon of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                            /s/ Ernst & Young LLP


San Jose, California
September 25, 2000